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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.875% Senior Notes due 2026	$750,000,000	100.00%	$750,000,000	$93,375
Guarantees of 4.875% Senior Notes due 2026(2)	—	—	—	—

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-223456

PROSPECTUS SUPPLEMENT
(To prospectus dated March 6, 2018)

$750,000,000

Ball Corporation
4.875% Senior Notes due 2026

           Ball Corporation is offering $750 million in aggregate principal amount of 4.875% Senior Notes due March 15, 2026 (the "notes"). Ball Corporation will pay interest on the notes on March 15 and September 15 of each year, beginning September 15, 2018. The notes will mature on March 15, 2026.

           We may redeem the notes, in whole or in part, at our option at any time at the redemption prices described under "Description of Notes—Optional Redemption." If a Change of Control Repurchase Event (as defined herein) occurs, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes on terms described under "Description of Notes—Repurchase upon Change of Control Repurchase Event."

           The notes will be senior unsecured obligations of Ball Corporation and will rank equally in right of payment to all of Ball Corporation's existing and future senior indebtedness and senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes. Substantially all of our existing domestic subsidiaries will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. The notes and the subsidiary guarantees will be effectively subordinated to all secured indebtedness of Ball Corporation and the subsidiary guarantors to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not guarantors of the notes. See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."

           The notes will not be listed on any securities exchange.

           Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-13 of this prospectus supplement.

	Per Note	Total
Public offering price (1)	100.000%	$750,000,000
Underwriting discount (2)	1.125%	$8,437,500
Proceeds, before expenses	98.875%	$741,562,500

(1)
Plus accrued interest from March 9, 2018, if settlement occurs after that date.

(2)
We refer you to "Underwriting" beginning on page S-61 of this prospectus supplement for additional information regarding underwriting compensation.

           Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

           The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about March 9, 2018.

Joint Book-Running Managers

Deutsche Bank Securities	BofA Merrill Lynch
Goldman Sachs & Co. LLC	Rabo Securities
Mizuho Securities	SMBC Nikko
UniCredit Capital Markets	Santander
KeyBanc Capital Markets

Co-Managers

BNP PARIBAS	PNC Capital Markets LLC	Credit Agricole CIB

MUFG	The Williams Capital Group, L.P.	Citigroup

Barclays	TD Securities	Wells Fargo Securities
BMO Capital Markets

The date of this prospectus supplement is March 6, 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to "Ball Corporation" or "Ball" refer only to Ball Corporation and not to any of its subsidiaries, and references to the "Company," "we," "us," "our" and similar terms refer to Ball Corporation and its consolidated subsidiaries.

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the U.S. Securities and Exchange Commission (the "SEC") for a more complete understanding of the document or matter. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        Ball files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Ball's SEC filings will also be available to you on the SEC's website at http://www.sec.gov, on Ball's website at http://www.ball.com and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball's common stock is listed.

S-ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by us with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus supplement, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus supplement will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

  •
  our Annual Report on Form 10-K, except for Item 8, for the fiscal year ended December 31, 2017.

  •
  our Current Reports on Form 8-K filed with the SEC on June 22, 2016 (only with respect to Exhibit 99.1), February 20, 2018 and March 6, 2018.

        Whenever after the date of this prospectus supplement, and before the termination of the offering of the securities made under this prospectus supplement, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Unless the context requires otherwise, all references to this prospectus supplement or the accompanying prospectus include the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

S-iii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains, and the documents incorporated by reference herein may contain, "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

        Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under "Risk Factors" in our periodic reports and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to the following:

        in our packaging segments:

  •
  product demand fluctuations;

  •
  availability/cost of raw materials;

  •
  competitive packaging, pricing and substitution;

  •
  changes in climate and weather;

  •
  competitive activity;

  •
  failure to achieve synergies, productivity improvements or cost reductions;

  •
  mandatory deposit or other restrictive packaging laws;

  •
  customer and supplier consolidation, power and supply chain influence;

  •
  changes in major customer or supplier contracts or a loss of a major customer or supplier;

  •
  political instability and sanctions;

  •
  currency controls;

  •
  changes in foreign exchange or tax rates, including due to the effects of the 2017 U.S. Tax Cuts and Jobs Act; and

  •
  tariffs on imported raw materials, including pursuant to section 232 of the U.S. Trade Expansion Act of 1962;

        in our aerospace segment:

  •
  funding, authorization, availability and returns of government and commercial contracts; and

  •
  delays, extensions and technical uncertainties affecting segment contracts;

        in the company as a whole, those listed above plus:

  •
  changes in senior management;

S-iv

  •
  regulatory action or issues including tax, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

  •
  technological developments and innovations;

  •
  litigation;

  •
  strikes;

  •
  labor cost changes;

  •
  rates of return on assets of the company's defined benefit retirement plans;

  •
  pension changes;

  •
  uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit;

  •
  reduced cash flow;

  •
  ability to achieve cost-out initiatives and synergies;

  •
  interest rates affecting our debt;

  •
  successful or unsuccessful acquisitions and divestitures, including with respect to the Rexam acquisition and its integration, or the associated divestiture; and

  •
  the effect of the acquisition or the divestiture on our business relationships, operating results and business generally.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

MARKET AND INDUSTRY DATA

        The market, industry or similar data presented herein or incorporated by reference are based upon estimates by our management, using various third party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus supplement.

S-vi

SUMMARY

        This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial data and related notes, before making an investment decision. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to "Ball Corporation" or "Ball" refer only to Ball Corporation and not to any of its subsidiaries, and references to the "Company," "we," "us," "our" and similar terms refer to Ball Corporation and its consolidated subsidiaries.

 Our Company

        We are one of the world's leading suppliers of metal packaging to the beverage, food, personal care and household products industries. We are the largest manufacturer of metal beverage containers in the world with significant industry positions in all major regions around the globe. Our packaging products are produced for a variety of end uses and are manufactured in facilities around the world. We also provide aerospace and other technologies and services to governmental and commercial customers within our aerospace segment. In 2017, our total consolidated net sales were $11 billion. Our packaging businesses were responsible for 91 percent of our net sales, with the remaining 9 percent contributed by our aerospace business.

        Our largest product line is aluminum beverage containers. We also produce steel food and aerosol containers, extruded aluminum aerosol containers and aluminum slugs.

        We sell our packaging products mainly to large multinational beverage, food, personal care and household products companies with which we have developed long-term relationships. This is evidenced by our high customer retention and large number of long-term supply contracts. While we have a diversified customer base, we sell a significant portion of our packaging products to major companies and brands, as well as to numerous regional customers. Our significant customers include: Anheuser-Busch InBev n.v./s.a., the Coca-Cola Company and its affiliated bottlers, Molson Coors Brewing Company and Unilever N.V.

        Our aerospace business is a leader in the design, development and manufacture of innovative aerospace systems for civil, commercial and national cyber security aerospace markets. It produces spacecraft, instruments and sensors, radio frequency systems and components, data exploitation solutions and a variety of advanced aerospace technologies and products that enable deep space missions.

Competitive Strengths

        We believe that a number of factors contribute to our position as a premier supplier of packaging products, with multiple sources of earnings and cash flow. These factors include:

  •
  Significant Presence in Multiple Markets—We are the largest manufacturer of metal beverage containers in the world and, including both our wholly owned and our joint venture facilities, we produced over 100 billion containers worldwide in 2017. Our metal beverage production in North America, Europe and South America in 2017 is estimated to represent 40 percent, 42 percent and 55 percent of aggregate production in those respective regions, and we also maintain sizeable positions in the AMEA and Asia Pacific regions. We also have a strong position in North American steel food container and aerosol container manufacturing, with an approximate 11 and 34 percent share, respectively, of shipments in 2017. In the U.S. and Canada, we are the leading supplier of aluminum slugs used in the production of impact extruded aluminum containers and estimate our percentage of the total industry shipments to be approximately 77 percent. Our European extruded aluminum aerosol shipments represented approximately 20 percent of total European industry shipments in 2017, and we also produce aluminum containers in North America.

  •
  Diversified Sources of Cash Flow—Our worldwide operations historically have generated significant cash flow. Our presence in multiple markets, including metal beverage containers, steel food containers and aerosol containers, impact extruded aluminum containers and the slugs used to produce them, as well as high technology aerospace products, diversifies our potential sources of cash flow.

  •
  Low Cost Manufacturer with State-of-the-Art Facilities—Modernization programs at many of our facilities over the past decade have increased productivity, reduced costs and improved product quality. We operate modern, efficient beverage container plants, with expertise in both steel and aluminum container production. In addition, we have strategically positioned our production sites to provide the most cost-efficient and effective global coverage of any beverage container manufacturer. Our facilities are located in close proximity to the major geographic markets we serve and are close to our major customers' filling operations in order to minimize transportation costs.

  •
  Experienced Management—We are led by an experienced management team with a proven track record of successfully integrating major acquisitions, increasing profitability and cash flow, expanding our customer base, implementing state-of-the-art manufacturing process technology, improving operating efficiencies, introducing product innovations and entering new markets and businesses. Our top ten senior executives average over 20 years of experience in the packaging industry.

  •
  Technological Leadership—We have extensive experience in improving productivity and designing innovative products. In particular, we have successfully increased manufacturing efficiencies and lowered unit costs through internally-developed equipment enhancements. We also have made numerous patented advancements in container and end manufacturing techniques. Our packaging research and development activities are primarily conducted in our technical center located in Westminster, Colorado. Current research and development efforts include the development of new sizes and types of metal containers as well as new uses for the current containers. Our innovation efforts continue to build momentum and play an important role in keeping us close to our customers.

  •
  High Quality Products and Service—We believe that the quality of our products and our customer service is among the highest in the industry, as indicated by the number of quality and other awards we have earned over many years.

        We were listed on each of the Dow Jones Sustainability Index (DJSI World) and Dow Jones Sustainability Index North America (DJSI NA) in 2017 as an industry leader in sustainability for the fifth consecutive year. We have been listed on the international FTSE4Good index for eight consecutive years and are included in the MSCI Global Sustainability Indexes, the Euronext Vigeo US 50 index and the Euronext Vigeo World 120 index.

        We continually strive to improve the quality of our products and production processes through rigorous quality systems, comprehensive employee training and tight control of our manufacturing processes.

Drive for 10 Business Strategy

        Our overall business strategy is defined by our Drive for 10 vision, which at its highest level, is a mindset around perfection, with a greater sense of urgency around our future success. Launched in 2011, our Drive for 10 vision encompasses five strategic levers that are key to growing our businesses and achieving long-term success. These five levers are:

  •
  Maximizing value in our existing businesses

  •
  Expanding into new products and capabilities

  •
  Aligning ourselves with the right customers and markets

  •
  Broadening our geographic reach and

  •
  Leveraging our know-how and technological expertise to provide a competitive advantage

        We also maintain a clear and disciplined financial strategy focused on improving shareholder returns through:

  •
  Seeking to deliver comparable diluted earnings per share growth of 10 percent to 15 percent per annum over the long-term

  •
  Maximizing free cash flow generation

  •
  Increasing Economic Value Added (EVA®) dollars.

        The cash generated by our businesses is used primarily: (1) to finance the Company's operations, (2) to fund strategic capital investments, (3) to service the Company's debt and (4) to return value to our shareholders via stock buy-backs and dividend payments. From time to time, we have evaluated and expect to continue to evaluate possible transactions that we believe will benefit the Company and our shareholders, which may include strategic acquisitions, divestitures of parts of our company or joint ventures. At any time we may be engaged in discussions or negotiations with respect to possible transactions or may have entered into non-binding letters of intent. There can be no assurance if or when we will enter into any such transactions or the terms of such transactions. The compensation of many of our employees is tied directly to the Company's performance through our EVA®-based incentive programs.

        Our Drive for 10 vision encompasses five strategic levers that are key to growing our business and achieving long-term success. Since launching Drive for 10 in 2011, we have made progress on each of the levers as follows:

  •
  Maximizing value in our existing businesses by rationalizing standard beverage container and end capacity in North America and Europe, and expanding specialty container production to meet current demand; leveraging plant floor systems in our beverage facilities to improve efficiencies and reduce costs; consolidating and/or closing multiple beverage and food and aerosol packaging facilities to gain efficiencies; and in the aerosol business, installing new extruded aluminum aerosol lines in our European and Indian facilities while also implementing cost-out and value-in initiatives across all of our businesses;

  •
  Expanding further into new products and capabilities through our acquisition of Sonoco's metal end and closure manufacturing facilities in Canton, Ohio, in February 2015; successfully commercializing extruded aluminum aerosol packaging that utilizes a significant amount of recycled material; and successfully commercializing the next generation aluminum bottle-shaping technology;

  •
  Aligning ourselves with the right customers and markets by investing capital to meet continued growth for specialty beverage containers throughout our global network, which represent approximately 37 percent of our global beverage packaging mix; aligning with craft brewers, sparkling water fillers, wine producers and other new beverage producers who continue to use beverage containers to grow their business;

  •
  Broadening our geographic reach with our acquisition of Rexam and our new investments in a beverage manufacturing facility in Myanmar, as well as an extruded aluminum aerosol manufacturing facility in India and the construction of new beverage can and end facilities in Monterrey, Mexico, and in our Central American joint venture; and

  •
  Leveraging our technological expertise in packaging innovation, including the introduction of next-generation aluminum bottle-shaping technologies, the introduction of a new two-piece, lightweight steel aerosol can, G3 and the increased production of lightweight ReAl® containers with 25 percent recycled aluminum content and investment in cyber and data analytics to further enhance our aerospace technical expertise across a broader customer portfolio.

        These ongoing business developments and the successful acquisition of Rexam completed on June 30, 2016, help us stay close to our customers while expanding and/or sustaining our industry positions and global reach with major beverage, food, personal care, household products and aerospace customers.

Industry Overview

        We operate in the packaging industry, which consists of metal, glass, plastic and paper-based products in the form of containers, bottles, cartons, boxes, closures and flexible packages for a variety of end uses, including food and beverage, consumer products, personal care, pharmaceutical and medical, household and food service, among others. The industry is global with companies of various sizes operating primarily on a local/regional basis as it is generally not economic to transport unfilled containers long distances. We hold leading positions in all three of the industry's largest markets—North America, Europe and South America—as well as sizable positions in the AMEA and Asia Pacific regions. Worldwide shipments of metal beverage containers were approximately 320 billion units in 2017. The metal beverage container industry in North America is the largest with approximately 110 billion containers shipped in 2017, followed by Europe (including Russia) with approximately 64 billion containers, and South America with approximately 29 billion containers. Shipments of steel food containers and metal aerosol containers in the U.S. and Canada are approximately 26 billion and 3 billion containers annually, respectively. Extruded aluminum aerosol shipments in Europe in 2017 were approximately 4 billion containers, and aluminum slug shipments in North America in 2017 were approximately 60,000 metric tonnes.

Recent Developments

        We are currently seeking an amendment to the Credit Agreement (as defined below) to, among other things, amend the net leverage ratio we are required to maintain from 4.00 to 1.00 to 4.25 to 1.00. There can be no assurance as to whether or when we will be able to consummate any such amendment. Neither this offering nor the amendment to the Credit Agreement is conditioned on the successful consummation of the other. We are currently, and after giving effect to this offering will be, in compliance with all of our debt covenants under our outstanding debt instruments.

Corporate Information

        Our principal executive office is located at 10 Longs Peak Drive, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131. We also maintain a website at www.ball.com. The information on our website is not part of this prospectus supplement unless such information is specifically incorporated herein.

 The Offering

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus supplement.

Issuer	Ball Corporation.
Notes Offered	$750 million in aggregate principal amount of notes.
Maturity Date	March 15, 2026.
Interest Rate and Interest Payment Dates	4.875% per annum, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning September 15, 2018. Interest will accrue from March 9, 2018.
Guarantees

Ball Corporation's operations are conducted through its subsidiaries. Ball Corporation's payment obligations under the notes will be fully and unconditionally guaranteed by substantially all of Ball Corporation's existing domestic subsidiaries, as well as Ball Corporation's future domestic subsidiaries that are guarantors of Ball Corporation's other indebtedness. The notes will not be guaranteed by any of Ball Corporation's foreign subsidiaries.

The non-guarantor subsidiaries generated approximately 50% of our net sales for the year ended December 31, 2017 and held approximately 72% of our assets as of December 31, 2017. See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."

Ranking	The notes will be senior unsecured obligations of Ball Corporation and will rank:

•

equally in right of payment to all of Ball Corporation's existing and future senior indebtedness and other liabilities, including trade payables and our outstanding 4.375% Senior Notes due December 2020 (the "2020 notes"), 3.50% euro denominated Senior Notes due December 2020 (the "2020 Euro notes"), 5.00% Senior Notes due March 2022 (the "2022 notes"), 4.00% Senior Notes due November 2023 (the "2023 notes"), 4.375% euro denominated Senior Notes due December 2023 (the "2023 Euro notes") and 5.25% Senior Notes due July 2025 (the "2025 notes" and, together with the 2020 notes, the 2020 Euro notes, the 2022 notes, the 2023 notes and the 2023 Euro notes, the "existing senior notes"); and

• senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes.
The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor's senior unsecured obligation and will rank:

•

equally in right of payment to all of such subsidiary guarantor's existing and future senior debt and other liabilities, including trade payables and such subsidiary guarantor's guarantee of the existing senior notes; and

• senior in right of payment to all of such subsidiary guarantor's future debt, if any, that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

The notes and the subsidiary guarantees will be effectively subordinated to any secured debt of Ball Corporation and the subsidiary guarantors, including borrowings under Ball Corporation's Credit Agreement and guarantees thereof, to the extent of the value of the assets securing that indebtedness. The notes and the subsidiary guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not subsidiary guarantors.

As of December 31, 2017, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds:

•

Ball Corporation and its subsidiaries would have had approximately $6.9 billion in aggregate principal amount of outstanding long-term debt on a consolidated basis, of which approximately $1.1 billion would have been secured and an additional $1.5 billion would have been available for borrowing on a secured basis under Ball Corporation's Credit Agreement;

• approximately $5.8 billion in aggregate principal amount of Ball Corporation's and its subsidiary guarantors' outstanding debt would have consisted of the existing senior notes and the notes; and
• Ball Corporation's subsidiaries that are not guarantors of the notes would have had approximately $3.3 billion in liabilities, excluding intercompany liabilities but including trade payables.

See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."
Change of Control

Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes—Repurchase upon Change of Control Repurchase Event."

Optional Redemption

We may redeem the notes at any time in whole, or from time to time in part, prior to December 15, 2025 (three months prior to the maturity date of the notes), at our option at the "make-whole" redemption price, as described in "Description of Notes—Optional Redemption."

We may redeem the notes at any time in whole, or from time to time in part, on and after December 15, 2025 (three months prior to the maturity date of the notes) at our option at a price equal to 100% of the principal amount of the notes being redeemed.

In each case, we will also pay the accrued and unpaid interest on the notes to, but excluding, the redemption date. See "Description of Notes—Optional Redemption."
Certain Covenants

The indenture governing the notes will contain certain restrictions, including limitations that restrict our ability and the ability of certain of our subsidiaries to incur secured indebtedness or enter into certain sale and leaseback transactions. These restrictions are subject to a number of exceptions. See "Description of Notes—Certain Covenants."

Use of Proceeds

We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $740 million (after deducting underwriting discounts and commissions and estimated expenses related to this offering).

We intend to use the net proceeds from this offering of the notes, together with cash on hand to repay outstanding borrowings under the term loan and revolving credit facilities under our Credit Agreement (without any reduction in revolving commitments) as well as certain short-term borrowings, and for general corporate purposes, which may include potential investments in strategic alliances and acquisitions, the refinancing or repayment of debt, working capital, share repurchases, pension contributions or capital expenditures.

Form and Denomination

The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of DTC. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under "Description of Notes—Book-Entry Procedures."

Listing and Trading	We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system.
No Public Market

The notes will be new securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the underwriters in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See "Underwriting."

Risk Factors

See "Risk Factors" beginning on page S-13 and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Trustee	Deutsche Bank Trust Company Americas.
Governing Law	New York.

Summary Historical Financial Data

        The following tables set forth the summary historical consolidated financial data for the Company for the years ended December 31, 2017, 2016 and 2015. The information for the years ended December 2017, 2016 and 2015 was derived from our audited consolidated financial statements.

        The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes all contained in our Annual Report on Form 10-K filed with the SEC on March 1, 2018 and in our Current Report on Form 8-K filed with the SEC on March 6, 2018 which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,
	2017	2016 (5)	2015 (5)
	(dollars in million, except per share data)
Statement of Earnings Data:
Net sales	$10,983	$9,061	$7,997
Cost of sales (excluding depreciation and amortization)	(8,717)	(7,296)	(6,460)
Depreciation and amortization	(729)	(453)	(286)
Selling, general and administrative	(514)	(512)	(450)
Business consolidation and other activities	(221)	(337)	(195)

Earnings before interest and taxes	$802	$463	$606

Net earnings	$380	$266	$303

Net earnings attributable to Ball Corporation	$374	$263	$281

Other Data:
EBITDA (1)	$1,531	$916	$892
Comparable EBITDA (1)	1,752	1,364	1,087
EBITDA margin (2)	13.9%	10.1%	11.2%
Comparable EBITDA margin (2)	16.0%	15.1%	13.6%
Total interest expense (3)	$(288)	$(338)	$(260)
Cash provided by (used in) operating activities	1,478	194	1,007
Cash provided by (used in) investing activities	(545)	672	(2,721)
Cash provided by (used in) financing activities	(1,073)	(387)	1,737
Capital expenditures, including discontinued operations	(556)	(606)	(528)
Cash dividends per common share (4)	0.365	0.26	0.26

	As of December 31,
	2017	2016
	(dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$448	$597
Working capital (6)	(349)	684
Total assets	17,169	16,173
Total debt and capital lease obligations, including current maturities	6,971	7,532
Ball Corporation shareholders' equity	3,941	3,435
Total shareholders' equity	4,046	3,541

(1)
EBITDA represents earnings before interest, taxes, depreciation and amortization and Comparable EBITDA represents earnings before interest, taxes, depreciation and amortization, business consolidation and other activities and other non-comparable costs. We present EBITDA and Comparable EBITDA because we consider them important supplemental measures of our financial performance and our management believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies' financial performance in our industry. EBITDA and Comparable EBITDA are non-U.S. GAAP measures and should not be considered alternatives to net earnings as indicators of our operating performance. Non-U.S. GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP. A reconciliation of EBITDA and Comparable EBITDA to earnings before taxes follows:

	Year Ended December 31,
	2017	2016		2015
	(dollars in millions)
Statement of Earnings Data:
Earnings before taxes	$514	$125		$346
Total interest expense	288	338		260

Earnings before interest and taxes	802	463		606
Depreciation and amortization	729	453		286

EBITDA	1,531	916		892
Business consolidation and other activities	221	337		195
Other non-comparable costs	—	111	(7)	—

Comparable EBITDA	$1,752	$1,364		$1,087

(2)
EBITDA Margin and Comparable EBITDA Margin are calculated as follows:

	Year Ended December 31,
	2017	2016	2015
	(dollars in millions)
EBITDA	$1,531	$916	$892
Comparable EBITDA	1,752	1,364	1,087
Net Sales	10,983	9,061	7,997
EBITDA Margin (EBITDA/Net Sales)	13.9%	10.1%	11.2%
Comparable EBITDA Margin (Comparable EBITDA/ Net Sales)	16.0%	15.1%	13.6%
(3)
Interest expense includes debt refinancing and other costs of $3 million, $109 million and $117 million for the years ended December 31, 2017, 2016 and 2015, respectively.

(4)
Amounts in 2016 and 2015 have been retrospectively adjusted for the two-for-one stock split that was effective on May 16, 2017.

(5)
Does not give pro forma effect to the Rexam acquisition, which was completed on June 30, 2016. Rexam's results for the period from June 30, 2016 through December 31, 2016 are included in our consolidated financial statements for the year ended December 31, 2016.

(6)
Working capital is defined as current assets less current liabilities.

(7)
Represents $84 million in cost of sales associated with the Rexam inventory step-up and foreign exchange losses of $27 million due to the devaluation of the Egyptian pound.

RISK FACTORS

        You should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent Annual Report on Form 10-K, including Exhibit 99 thereto, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

 Risks Related to the Notes

Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have now and, after this offering, will continue to have a significant amount of debt. On December 31, 2017, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have had total long-term debt of $6.9 billion (of which $750 million would have consisted of the notes, $5.1 billion would have consisted of our existing senior notes and $1.1 billion would have consisted of other debt) and approximately $1.5 billion available for additional borrowings under our Credit Agreement. Our high level of debt could have important consequences, including the following:

  •
  use of a large portion of our cash flow to pay principal and interest on our notes, our credit facilities and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  restrict us from making strategic acquisitions or exploiting business opportunities;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  limit our ability to make capital expenditures in order to maintain our manufacturing plants in good working order and repair; and

  •
  limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends.

        In addition, a substantial portion of our existing debt bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we sometimes enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control. Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our Credit Agreement will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our Credit Agreement or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facilities, the existing senior notes or the notes, on commercially reasonable terms or at all.

Despite our current significant level of debt, we may still be able to incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our substantial debt.

        We may be able to incur substantial additional debt, including secured debt, in the future. The indentures governing the notes and our existing senior notes do not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Although our credit facilities contain restrictions on the incurrence of additional debt, and the indentures governing the notes and our existing senior notes contain certain restrictions on the incurrence of additional secured debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. As of December 31, 2017, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have had $1.5 billion available for additional borrowings under our Credit Agreement, all of which would be secured.

The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt.

        Holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. Notably, Ball Corporation and the subsidiary guarantors are parties to our Credit Agreement, which is secured by a lien or pledge on (i) 100% of the stock of each of Ball's present and future direct and indirect material domestic subsidiaries and (ii) 65% of the stock of each of Ball's present and future material first-tier foreign subsidiaries. The notes and the guarantees will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured debt.

        As of December 31, 2017, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have secured long-term debt of $1.1 billion and approximately $1.5 billion would have been available for additional borrowings under our Credit Agreement, all of which would be secured. We may be permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the notes.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.

        The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Substantially all of our domestic subsidiaries will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. As of December 31, 2017, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, our non-guarantor subsidiaries would have had $3.3 billion of outstanding liabilities, excluding intercompany liabilities, but including trade payables. In addition, the non-guarantor subsidiaries generated approximately 50 percent of our net sales and approximately 70 percent of our EBITDA for the year ended December 31, 2017, and held approximately 72 percent of our assets as of December 31, 2017.

The notes do not impose any limitations on our ability to incur additional unsecured debt, guarantees or other obligations.

        The indenture governing the notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Except for the limitations on granting liens on the capital stock and indebtedness of our subsidiaries and on certain limited assets we and certain of our subsidiaries own (or on entering into sale and leaseback transactions with respect to those assets) the indenture governing the notes does not restrict our ability to incur secured indebtedness, grant liens on our assets or to engage in sale and leaseback transactions. See "Description of Notes—Limitation on Liens" and "Description of Notes—Limitation on Sale and Leaseback Transactions."

We may not be able to service the notes because of our operational structure.

        The notes are obligations solely of Ball Corporation, and each subsidiary guarantee is the obligation solely of the applicable guarantor. Ball Corporation, the issuer of the notes, is a holding company and, as such, its operations are conducted through its subsidiaries. Ball Corporation's subsidiaries are its primary source of income and it relies on that income to make payments on debt. However, Ball Corporation's subsidiaries are separate and distinct legal entities.

        Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the notes cannot demand repayment of the notes from Ball Corporation's subsidiaries because the notes are not obligations of non-guarantor subsidiaries. Therefore, although Ball Corporation's operating subsidiaries may have cash, Ball Corporation may not be able to make payments on its debt. In addition, the non-guarantor subsidiaries are not obligated to make distributions to Ball Corporation. The ability of Ball Corporation's subsidiaries to make payments to Ball Corporation will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. The indentures governing the existing senior notes do not limit the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us.

The definition of a Change of Control requiring us to repurchase the notes is limited, and the market price of the notes may decline if we enter into a transaction that is not a Change of Control under the indenture governing the notes.

        The term "Change of Control" (as used in the notes) is limited in scope and does not include every event that might cause the market price of the notes to decline. Furthermore, we are required to repurchase the notes upon a Change of Control only if, during the 60 days after the earlier of such Change of Control or public announcement thereof (which period may be extended), such notes have a credit rating below investment grade from each of the three rating agencies. As a result, our obligation to repurchase the notes upon the occurrence of a Change of Control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may not have sufficient funds to purchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes.

        Holders of the notes may require us to repurchase their notes upon a Change of Control Repurchase Event as defined under "Description of Notes—Repurchase Upon Change of Control Repurchase Event." We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of the notes, the existing notes, which have similar provisions, or other then-existing debt securities or other indebtedness, the holders of which may be entitled to similar rights. Furthermore, a change of control (as defined therein) is an event of default under our Credit Agreement and the terms of our other then-existing indebtedness or other agreements may contain financial covenants, events of default provisions or other provisions that could be violated if a change of control (as defined therein) were to occur or if we were required to repurchase the notes, the existing notes or other debt securities or repay indebtedness containing a similar repurchase or repayment requirement.

The subsidiary guarantees of the notes could be subordinated or voided by a court.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In such instances, the note holders would cease to have any claim in respect of that subsidiary guarantee and would be creditors solely of Ball Corporation and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot assure you, however, as to what standard a court would apply in making these determinations.

A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.

        If a court determines the issuance of the notes constituted a fraudulent transfer, the holders of the notes may not receive payment on the notes.

        Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued Ball Corporation:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature; then a court could:

  •
  avoid all or a portion of our obligations to the holders of the notes;

  •
  subordinate our obligations to the holders of the notes to other existing and future debt of us, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

  •
  take other action harmful to the holders of the notes, including in certain circumstances, invalidating the notes.

        In any of these events, we could not assure you that the holders of the notes would ever receive payment on the notes.

        The measures of insolvency for the purposes of the above are described in the risk factor "The subsidiary guarantees of the notes could be subordinated or voided by a court." We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.

An active trading market may not develop for the notes.

        There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. A liquid trading market in the notes may not develop.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $740 million (after deducting the underwriting discounts and commissions and estimated expenses related to this offering). We intend to use the net proceeds from this offering of the notes, together with cash on hand, to repay outstanding borrowings under the term loan and revolving credit facilities under our Credit Agreement (without any reduction in revolving commitments) as well as certain short-term borrowings, and for general corporate purposes, which may include potential investments in strategic alliances and acquisitions, the refinancing or repayment of debt, working capital, share repurchases, pension contributions or capital expenditures. Certain of the underwriters and their affiliates are lenders under our Credit Agreement and, as a result, may receive a portion of the net proceeds from this offering. See "Underwriting—Other Relationships."

        Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at Ball's option, (i) the 1, 2, 3 or 6 month, or, subject to certain conditions, 12 month or any period less than one month LIBOR rate plus a margin or (ii) a base rate plus a margin. The margin added to LIBOR or the base rate will depend on Ball's leverage ratio from time to time. The term loan facility matures on June 30, 2021 and the revolving credit facility matures on March 18, 2021. See "Description of Other Indebtedness."

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2017 (1) on an actual basis and (2) on an as adjusted basis after giving effect to the issuance of $750 million in aggregate principal amount of notes offered hereby and the intended use of proceeds.

	As of December 31, 2017
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$448	$703

Long-term debt, including current portion:
Senior Secured Credit Facilities:
Term A Loan	1,313	1,113
Multi-currency Revolver (1)	285	—
4.375% Senior Notes due 2020	1,000	1,000
3.50% euro denominated Senior Notes due 2020	480	480
5.00% Senior Notes due 2022	750	750
4.00% Senior Notes due 2023	1,000	1,000
4.375% euro denominated Senior Notes due 2023	840	840
5.25% Senior Notes due 2025	1,000	1,000
Senior Notes offered hereby	—	750
Other debt (2)	(37)	(47)

Total long-term debt, including current portion	6,631	6,886
Total shareholders' equity	4,046	4,046

Total capitalization	$10,677	$10,932

(1)
As of December 31, 2017, taking into account outstanding letters of credit, approximately $1.2 billion was available under these revolving credit facilities.

(2)
As of December 31, 2017, other debt included $60 million and $70 million of unamortized debt issuance costs on an actual and as adjusted basis, respectively.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

General

        The following summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 18, 2016.

        On March 18, 2016, Ball, certain of its subsidiaries, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, and the other lenders party thereto, entered into a Credit Agreement (including amendments thereto, the "Credit Agreement"). Borrowings under the Credit Agreement were used to refinance in full Ball's existing unsecured bridge loan agreement and revolving credit facility and facilities under the Credit Agreement consisted of (1) a $1.4 billion Term A loan facility available to Ball, (2) a €1.1 billion Term A loan facility available to a subsidiary of Ball and (3) a $1.5 billion multi-currency revolving credit facility available to Ball and certain of its subsidiaries. The U.S. dollar Term Loan A facility matures on June 30, 2021 and the revolving credit facility matures on March 18, 2021. The euro Term A loan facility was repaid in full during 2017.

Interest

        Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at Ball's option, (i) the 1, 2, 3 or 6 month, or, subject to certain conditions, 12 month or any period less than one month LIBOR rate plus a margin or (ii) a base rate plus a margin. The margin added to LIBOR or the base rate will depend on Ball's leverage ratio from time to time.

Representations and Warranties; Covenants

        The Credit Agreement contains customary representations and warranties, events of default and covenants for an instrument of this type, including, among other things, covenants that restrict the ability of Ball and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. The Credit Agreement also requires Ball to maintain a maximum leverage ratio not greater than 4.00 to 1.00 on and after December 31, 2017.

        We are currently seeking an amendment to the Credit Agreement (as defined below) to, among other things, amend the net leverage ratio we are required to maintain from 4.00 to 1.00 to 4.25 to 1.00. There can be no assurance as to whether or when we will be able to consummate any such amendment. Neither this offering nor the amendment to the Credit Agreement is conditioned on the successful consummation of the other.

Events of Default

        If an event of default under the Credit Agreement occurs, the commitments under the Credit Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Security and Guarantees

        The Credit Agreement and any interest rate or other hedging arrangements entered into with any of the lenders under the Credit Agreement or their affiliates are obligations of Ball and guaranteed, jointly and severally, by all of Ball's present and future material U.S. subsidiaries, with certain exceptions in accordance with the terms of the Credit Agreement. All obligations thereunder are secured, with certain exceptions, by a valid first priority perfected lien or pledge on (i) 100% of the stock of each of Ball's present and future direct and indirect material domestic subsidiaries and (ii) 65% of the stock of each of Ball's present and future material first-tier foreign subsidiaries.

4.375% U.S. Dollar Denominated Senior Notes due 2020

General

        The following summary of the 2020 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the first supplemental indenture, dated December 14, 2015, governing the 2020 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated December 14, 2015, and filed on December 16, 2015.

        The 2020 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2020 notes is $1 billion. The 2020 notes will mature on December 15, 2020. Interest on the 2020 notes accrues at a rate of 4.375% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record on the immediately preceding December 15 and June 15.

Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2020 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2020 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

        At any time, we may redeem all or some of the 2020 notes at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate

(as defined in the 2020 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

        Upon a change of control repurchase event, as defined in the indenture governing the 2020 notes, the holders of the 2020 notes have the right to require us to repurchase all or any part of that holder's 2020 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

        The 2020 notes indenture contains certain covenants for the benefit of the holders of the 2020 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2020 notes.

3.50% Euro Denominated Senior Notes due 2020

General

        The following summary of the 2020 Euro notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the second supplemental indenture, dated December 14, 2015, governing the 2020 Euro notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated December 14, 2015, and filed on December 16, 2015.

        The 2020 Euro notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2020 Euro notes is $480 million. The 2020 Euro notes will mature on December 15, 2020. Interest on the 2020 Euro notes accrues at a rate of 3.50% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record on the immediately preceding December 15 and June 15.

Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2020 Euro notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2020 Euro notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

        At any time, we may redeem all or some of the 2020 Euro notes at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Comparable Government Bond Rate (as defined in the second supplemental indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

        Upon a change of control repurchase event, as defined in the indenture governing the 2020 Euro notes, the holders of the 2020 Euro notes have the right to require us to repurchase all or any part of that holder's 2020 Euro notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

        The 2020 Euro notes indenture contains certain covenants for the benefit of the holders of the 2020 Euro notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2020 Euro notes.

5.00% U.S. Dollar Denominated Senior Notes due 2022

General

        The following summary of the 2022 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the seventh supplemental indenture, dated March 9, 2012, governing the 2022 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 8, 2012, and filed on March 9, 2012.

        The 2022 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2022 notes is $750 million. The 2022 notes will mature on March 15, 2022. Interest on the 2022 notes accrues at a rate of 5% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.

Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2022 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2022 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

        At any time, we may redeem all or some of the 2022 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2022 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

        Upon a change of control repurchase event, as defined in the indenture governing the 2022 notes, the holders of the 2022 notes have the right to require us to repurchase all or any part of that holder's 2022 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

        The 2022 notes indenture contains certain covenants for the benefit of the holders of the 2022 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2022 notes.

4.00% U.S. Dollar Denominated Senior Notes due 2023

General

        The following summary of the 2023 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the eighth supplemental indenture, dated May 16, 2013, governing the 2023 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated May 16, 2013, and filed on May 17, 2013.

        The 2023 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2023 notes is $1 billion. The 2023 notes will mature on November 15, 2023. Interest on the 2023 notes accrues at a rate of 4% per annum and is payable semiannually in arrears on May 15 and November 15 of each year to holders of record on the immediately preceding May 1 and November 1.

Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2023 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2023 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

        At any time, we may redeem all or some of the 2023 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2023 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

        Upon a change of control repurchase event, as defined in the indenture governing the 2023 notes, the holders of the 2023 notes have the right to require us to repurchase all or any part of that holder's 2023 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

        The 2023 notes indenture contains certain covenants for the benefit of the holders of the 2023 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2023 notes.

4.375% Euro Denominated Senior Notes due 2023

General

        The following summary of the 2023 Euro notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the third supplemental indenture, dated December 14, 2015, governing the 2023 Euro notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated December 14, 2015, and filed on December 16, 2015.

        The 2023 Euro notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2023 Euro notes is $840 million. The 2023 Euro notes will mature on December 15, 2023. Interest on the 2023 Euro notes accrues at a rate of 4.375% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record on the immediately preceding December 15 and June 15.

Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2023 Euro notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2023 Euro notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

        At any time, we may redeem all or some of the 2023 Euro notes at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Comparable Government Bond Rate (as defined in the third supplemental indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

        Upon a change of control repurchase event, as defined in the indenture governing the 2023 Euro notes, the holders of the 2023 Euro notes have the right to require us to repurchase all or any part of that holder's 2023 Euro notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

        The 2023 Euro notes indenture contains certain covenants for the benefit of the holders of the 2023 Euro notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2023 Euro notes.

5.25% U.S. Dollar Denominated Senior Notes due 2025

General

        The following summary of the 2025 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the tenth supplemental indenture, dated June 25, 2015, governing the 2025 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated June 25, 2015, and filed on June 25, 2015.

        The 2025 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2025 notes is $1 billion. The 2025 notes will mature on July 1, 2025. Interest on the 2025 notes accrues at a rate of 5.25% per annum and is payable semiannually in arrears on July 1 and January 1 of each year to holders of record on the immediately preceding June 15 and December 15.

Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2025 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2025 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

        At any time, we may redeem all or some of the 2025 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2025 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

        Upon a change of control repurchase event, as defined in the indenture governing the 2025 notes, the holders of the 2025 notes have the right to require us to repurchase all or any part of that holder's 2025 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

        The 2025 notes indenture contains certain covenants for the benefit of the holders of the 2025 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2025 notes.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the words "Ball," "we," "us" and "our" refer only to Ball Corporation and not to any of its Subsidiaries.

        Ball Corporation is offering an aggregate of $750,000,000 of senior notes (the "notes"). Ball will issue the notes under a base indenture dated November 27, 2015, among itself and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by a tenth supplemental indenture with respect to the notes among Ball, the Guarantors and the trustee (the "Tenth Supplemental Indenture").

        For convenience, the base indenture, as amended and supplemented by the Tenth Supplemental Indenture is referred to as the "indenture." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

        The following description is a summary of the material provisions of the notes and indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes will be Ball's senior unsecured obligations and will rank:

  •
  equally in right of payment to all of Ball's existing and future senior Indebtedness, including its existing senior notes; and

  •
  senior in right of payment to all of Ball's future Indebtedness that expressly provides for its subordination to the notes.

        In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including holders of the notes. Further, borrowings under our existing credit facilities are secured by a pledge of capital stock of Ball's Domestic Subsidiaries and 65% of the capital stock of certain of Ball's Foreign Subsidiaries. In addition, the assets of the Subsidiaries of Ball that are not Guarantors, such as Ball's Foreign Subsidiaries, Ball Capital Corp. II and the Excluded Subsidiaries, will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See "Risk Factors—Risks Related to the Notes—The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt" and "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables, that do not guarantee the notes."

The Guarantees

        Ball's payment obligations under the notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be the Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball as of the date of the Tenth Supplemental Indenture, other than Ball Capital Corp. II and the Excluded Subsidiaries.

Additionally, all future Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball, other than those Subsidiaries that are designated as Excluded Subsidiaries, will be required to become Guarantors.

        The subsidiary guarantee of each Guarantor will be such Guarantor's senior unsecured obligation and rank:

  •
  equally in right of payment to all of such Guarantor's existing and future senior debt, including such Guarantor's guarantee of Ball's existing senior notes; and

  •
  senior in right of payment to all of such Guarantor's future debt that expressly provides for its subordination to such Guarantor's subsidiary guarantee.

        In the event that the Guarantors' secured creditors exercise their rights with respect to the Guarantors' pledged assets, the Guarantors' secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to their other creditors, including with respect to the guarantees of the notes. In addition, although each Domestic Subsidiary of Ball that guarantees any other Indebtedness of Ball, other than Ball Capital Corp. II and the Excluded Subsidiaries will guarantee the notes, none of Ball's other Subsidiaries, including its Foreign Subsidiaries, will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and other liabilities, including their trade payables, before they will be able to distribute any of their assets to Ball. The non-guarantor subsidiaries generated approximately 50% of our net sales for the year ended December 31, 2017 and held approximately 72% of our assets as of December 31, 2017. See note 23 to the audited consolidated financial statements of Ball incorporated by reference into this prospectus supplement for more detail about the historical division of Ball Corporation's consolidated revenues and assets between the Guarantor and non-Guarantor Subsidiaries.

Principal, Maturity and Interest

        The notes will be initially limited to $750,000,000 in aggregate principal amount and will mature on March 15, 2026. The notes will bear interest at the rate of 4.875% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.

        We will make interest payments on the notes semi-annually in arrears on March 15 and September 15, commencing on September 15, 2018, to the holders of record at the close of business on the immediately preceding March 1 and September 1 (or, if not a business day, then the business day prior). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. The notes will be issued in registered book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The indenture does not limit the amount of notes that we may issue under the indenture and provides that notes may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with such notes offered hereby. Such notes offered hereby and any such additional notes having the same terms, and ranking equally and ratably with, such notes offered hereby as described above, that are subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes that are not fungible with the relevant notes offered hereby for U.S. federal income tax purposes shall have a separate securities identifier. Ball may issue one or more other classes or series of notes under the base indenture and subsequent supplemental indentures. Unless the context requires otherwise, references herein to the "notes" include any additional notes subsequently issued under the indenture that are treated as a single class (but do not include notes subsequently issued under the base indenture and subsequent supplemental indentures that are treated as a different class).

Methods of Receiving Payments on the Notes

        With respect to notes represented by global notes, Ball will pay all principal, interest and premium, if any, on such notes in accordance with the procedures of the depositary. If a holder of notes has given wire transfer instructions to Ball, Ball will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Ball elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Ball may change the paying agent or registrar without prior notice to the holders of the notes, and Ball or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ball is not required to transfer or exchange any note selected for redemption. Also, Ball is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        Ball's payment obligations under the notes will be fully and unconditionally guaranteed by each of Ball's current and future Domestic Subsidiaries that guarantee any other Indebtedness of Ball, other than Ball Capital Corp. II and the Excluded Subsidiaries. Ball's payment obligations under the notes will not be guaranteed by any of Ball's Foreign Subsidiaries. The subsidiary guarantees will be joint and several obligations of the Guarantors.

        Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor's liability on its subsidiary guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—The subsidiary guarantees of the notes could be subordinated or voided by a court."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Ball or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than the Guarantor, assumes all the obligations of that Guarantor under the indenture and its subsidiary guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee.

        The subsidiary guarantee of a Guarantor will be released:

  (3)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Ball or a Subsidiary of Ball;

  (4)
  in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of Ball, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ball;

  (5)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;" or

  (6)
  upon release of such subsidiary Guarantor's Guarantee of all other Indebtedness of Ball.

Optional Redemption

        Ball may redeem all or any of the notes at any time in whole, or from time to time in part, prior to December 15, 2025 (three months prior to the maturity date of the notes) (the "Par Call Date") at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes that would be due if such notes matured on the Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus in each case any accrued and unpaid interest on the notes to, but excluding, the date of redemption. The redemption prices for the notes will be calculated assuming a 360-day year consisting of twelve 30-day months.

        At any time on or after the Par Call Date, Ball may redeem all or any of the notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest on the notes to, but excluding, the date of redemption.

        Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

        For purposes of the foregoing discussion, the following definitions apply:

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption and assuming for this purpose that the notes matured on the Par Call Date) of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations obtained by Ball for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (ii) if we are unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by Ball, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Independent Investment Banker" means Deutsche Bank Securities, Inc., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue or Comparable Government Bond, as applicable, an independent investment banking institution of national standing appointed by Ball.

        "Reference Treasury Dealer" means (i) Deutsche Bank Securities, Inc. (or its affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), Ball may substitute another institution to act as a Primary Treasury Dealer, and (ii) at least two other Primary Treasury Dealers selected by Ball.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by Ball, of the bid and asked prices for the Comparable Treasury Issue for the notes, expressed in each case as a percentage of its principal amount, quoted in writing to Ball by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Rate" means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

        If a Change of Control Repurchase Event occurs, unless Ball has exercised its right to redeem the notes as described above under "—Optional Redemption" within 60 days after the Change of Control, Ball will make an offer (a "Change of Control Offer") to each holder of the notes to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Repurchase Event or, at Ball's option, prior to the consummation of the Change of Control transaction, but after the public announcement thereof, Ball will send a notice to each holder of notes describing the transaction or transactions that constitutes the Change of Control and offering to repurchase such notes on the date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. If sent prior to the date of consummation of the Change of Control transaction, the notice will state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring prior to the Change of Control Payment Date.

        Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, Ball will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to a Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased by Ball.

        The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ball repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Ball will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ball and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days nor more than 60 days' prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase on a date (the "Second Change of Control Payment Date") at a price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the Second Change of Control Payment Date.

        The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of "all or substantially all" of the assets of Ball and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ball to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Ball and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee (or the registrar, as applicable) will select notes for redemption on a pro rata basis, or, in the case of notes issued in global form as discussed under "Book-Entry Procedures based on the applicable procedures described therein. Neither the trustee nor the registrar shall be liable for selections made by the trustee or registrar, as applicable, in accordance with this paragraph.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail or delivered through the applicable procedures of the depositary at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        Any notice of any redemption may, at Ball's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Ball's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by Ball in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of the depositary.

        All notices to the holders of the notes regarding the notes will be mailed to them at their respective addresses in the register of the notes and will be deemed to have been given on the fourth business day after the date of mailing.

        For notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.

Certain Covenants

Limitation on Liens

        Ball will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Subsidiaries, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, without securing the notes (together with, at the option of Ball, any other Indebtedness of Ball or any Subsidiary ranking equally in right of payment with the notes) equally and ratably with or, at the option of Ball, prior to, such other Indebtedness for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes under this covenant.

        "Permitted Liens" means:

  (1)
  Liens securing Indebtedness on any Principal Property existing at the time of its acquisition and Liens on any Principal Property created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a "substantial improvement") of such Principal Property or (b) the placing in operation of such Principal Property after the acquisition or completion of any such construction or substantial improvement;

  (2)
  Liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, Ball or any of its Subsidiaries or it otherwise becomes a Subsidiary of Ball; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of Ball and (b) such Lien extends only to the Capital Stock and assets of such Person (and Subsidiaries of such Person) and/or to property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball;

  (3)
  Liens securing Indebtedness in favor of Ball and/or one or more of its Subsidiaries;

  (4)
  Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

  (5)
  Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

  (6)
  Liens existing on the date of the Tenth Supplemental Indenture;

  (7)
  Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through

    (6) above or clauses (10) or (11) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to (i) all or part of substantially the same property which secured the Lien extended, renewed, refinanced, refunded or replaced and/or (ii) property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

  (8)
  Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker's Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

  (9)
  Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of Ball or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

  (10)
  Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date such Indebtedness is incurred, the amount that would cause the Consolidated Secured Leverage Ratio of Ball to be greater than 3.00 to 1.00 as of such date of incurrence; or

  (11)
  other Liens, in addition to those permitted in clauses (1) through (10) above, securing Indebtedness having an aggregate principal amount (including all outstanding Indebtedness incurred pursuant to clause (7) above to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11)), measured as of the date of the incurrence of any such Indebtedness (after giving pro forma effect to the application of the proceeds therefrom), taken together with the amount of all Attributable Debt of Ball and its Restricted Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under the covenant described below under the caption "—Limitation on Sale and Leaseback Transactions," not to exceed 15% of the Consolidated Net Tangible Assets of Ball measured as of the date any such Indebtedness is incurred (after giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred).

        For purposes of clauses (10) and (11) above, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder will be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien by Ball or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.

Limitation on Sale and Leaseback Transactions

        Ball will not, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement with any other Person pursuant to which Ball or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by Ball or the Restricted Subsidiary to such other Person (a "Sale and Leaseback Transaction"), except that a Sale and Leaseback Transaction is permitted if Ball or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the notes, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.

        In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in "—Limitation on Liens" above:

  (1)
  temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

  (2)
  leases between only Ball and a Subsidiary of Ball or only between Subsidiaries of Ball;

  (3)
  leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by Ball) of the subject property and Ball applies an amount equal to the net proceeds of the sale to the retirement of long term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, Ball may deliver notes or other debt securities to the trustee for cancellation; and

  (4)
  leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

Merger, Consolidation or Sale of Assets

        Ball may not, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ball and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)
either:

a.
Ball is the surviving corporation; or

b.
the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made is either a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, if such Person is not a corporation, a co-obligor of the notes that is a corporation organized or existing under any such laws is added;

(2)
the Person formed by or surviving any such consolidation or merger, if other than Ball, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ball under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)
immediately after such transaction, no Default or Event of Default exists.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among Ball and its Subsidiaries.

Additional Subsidiary Guarantees

        If Ball or any of its Subsidiaries acquires or creates another Domestic Subsidiary that is a Restricted Subsidiary after the date of the Tenth Supplemental Indenture and such newly acquired or created Domestic Subsidiary guarantees (or is a guarantor of) any other Indebtedness of Ball, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 20 business days of the date on which it was acquired or created or such later date on which it guarantees (or is a guarantor of) such other Indebtedness of Ball; provided, that this covenant does not apply to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Ball will furnish to the trustee and the holders of notes or cause the trustee to furnish to the holders of the notes (or file with the SEC for public availability), within the time periods specified in the SEC's rules and regulations (giving effect to applicable grace periods):

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Ball were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ball's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Ball were required to file such reports.

        In addition, whether or not required by the SEC, Ball will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (giving effect to applicable grace periods) unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

        In addition, for so long as any notes remain outstanding, Ball and the Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If Ball is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Ball will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above that are applicable to a non-accelerated filer unless the SEC will not accept such a filing. Ball agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Ball's filings for any reason, Ball will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Ball were required to file those reports with the SEC.

Events of Default and Remedies

        Each of the following is an "Event of Default" with respect to the notes:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by Ball for 30 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes to comply with the provisions described under the captions "—Repurchase at the Option of Holders Upon a Change of Control;"

  (4)
  failure by Ball or any of its Subsidiaries for 60 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the notes;

  (5)
  default under any Indebtedness for money borrowed by Ball or any of its Subsidiaries (other than a receivables securitization entity) (or the payment of which is guaranteed by Ball or any of its Subsidiaries (other than a receivables securitization entity)) whether such Indebtedness or guarantee now exists, or is created after the date of the Tenth Supplemental Indenture, as applicable, if that default:

            a.     is caused by a failure to pay principal on such Indebtedness at its final stated maturity (or on or before the expiration of any grace period provided in such Indebtedness on the date of such default) (a "Payment Default"); or

            b.    results in the acceleration of such Indebtedness prior to its express maturity; and

            c.     in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more or its foreign currency equivalent, and in each case we have received notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes and thereafter do not cure the default within 30 days;

  (6)
  failure by Ball or any of its Subsidiaries to pay final judgments aggregating in excess of $75 million or its foreign currency equivalent, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  any subsidiary guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its subsidiary guarantee, in each case except as permitted by the indenture; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to Ball or any of its Subsidiaries that is a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ball or any Subsidiary of Ball that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Under certain circumstances, holders of a majority in principal amount of the then outstanding notes may rescind any such acceleration with respect to the notes and its consequences. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may on behalf of the holders of all of the notes rescind any acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

        Ball is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five business days after an officer becomes aware of any Default or Event of Default, Ball is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Ball or any Guarantor, as such, will have any liability for any obligations of Ball or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Ball may, at its option and at any time elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their subsidiary guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

  (2)
  Ball's obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts duties and immunities of the trustee, and Ball's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined herein) provisions of the indenture.

        In addition, Ball may, at its option and at any time, elect to have the obligations of Ball and its Subsidiaries released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If Ball exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee. Ball may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and Ball must specify whether the notes are being defeased to maturity or to a particular Redemption Date;

  (2)
  in the case of Legal Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ball has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Tenth Supplemental Indenture, as applicable, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Ball or any of its Subsidiaries is a party or by which Ball or any of its Subsidiaries is bound;

  (6)
  Ball must deliver to the trustee an officers' certificate stating that the deposit was not made by Ball with the intent of preferring the holders of notes over the other creditors of Ball with the intent of defeating, hindering, delaying or defrauding creditors of Ball or others; and

  (7)
  Ball must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the subsidiary guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the subsidiary guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

        Without the consent of each holder of notes an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders Upon a Change of Control Repurchase Event");

  (3)
  reduce the rate of or change the time for payment of interest on any note, including default interest;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration;

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on the notes;

  (7)
  release any Guarantor that is a Significant Subsidiary from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder or holders of notes, Ball, the Guarantors and the trustee may amend or supplement the indenture, the notes or a subsidiary guarantee:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes, provided that such uncertificated notes are issued in registered form under Section 163(f)(5) of the Code (as defined herein);

  (3)
  to provide for the assumption of Ball's or a Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Ball's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, to provide for the issuance of additional notes in accordance with the indenture or to allow any Guarantor to execute a supplemental indenture and/or a subsidiary guarantee with respect to the notes;

  (6)
  to conform the text of the indenture, the subsidiary guarantees, or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the subsidiary guarantees or the notes;

  (7)
  to evidence and provide for the acceptance of appointment by a successor trustee;

  (8)
  to add guarantees with respect to the notes;

  (9)
  to secure the notes; and

  (10)
  to release any Lien granted in favor of the holders of the notes pursuant to the covenant described in "Certain Covenants—Limitation on Liens" upon release of the Lien securing the underlying obligation that gave rise to such Lien.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the indenture becomes effective, Ball is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

  (1)
  either:

            a.     all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ball, have been delivered to the trustee for cancellation; or

            b.    all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ball or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ball or any Guarantor is a party or by which Ball or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

  (3)
  Ball or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Ball has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of all notes at maturity or the Redemption Date, as the case may be.

        In addition, Ball must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Ball or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee on behalf of the holders of notes, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry Procedures

        The notes will initially be represented by one or more global notes in registered, global form. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. Ball takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised Ball that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Ball that, pursuant to procedures established by it:

  (1)
  upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and

  (2)
  ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

        Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a global note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Ball and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Ball, the trustee nor any agent of Ball or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Ball that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Ball. Neither Ball nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Ball and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised Ball that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Ball nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A global note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies Ball that it is unwilling or unable to continue as depositary for the global notes and Ball fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

  (2)
  Ball, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        Ball will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Ball will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ball expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, a person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members or managers thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Ball and its Subsidiaries taken as a whole to any "person," as that term is used in Section 13(d)(3) of the Exchange Act, other than to Ball or any of its Subsidiaries;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Ball; or

  (3)
  the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ball, measured by voting power rather than number of shares.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) Ball becomes a direct or indirect wholly-owned Subsidiary of a holding company and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Ball's Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Ratings Event.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (4)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that the following items shall be excluded in computing Consolidated Net Income (without duplication):

  (1)
  the Net Income (but not loss) of any Person (other than Ball) that is not a Subsidiary or that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person;

  (2)
  the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

  (4)
  the cumulative effect of a change in accounting principles;

  (5)
  any gains or losses (on an after-tax basis) attributable to asset dispositions;

  (6)
  all extraordinary, unusual or non-recurring gains, charges, expenses or losses;

  (7)
  any non-cash compensation expenses recorded from grants of stock options, restricted stock and other equity equivalents to officers, directors and employees;

  (8)
  any impairment charge or asset write off;

  (9)
  net charges associated with or related to any restructurings;

  (10)
  all financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of Ball and its Subsidiaries incurred as a result of asset acquisitions, investments, asset sales and the issuance of Capital Stock or Indebtedness (whether or not successful), all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related asset acquisition, investment or asset sale;

  (11)
  expenses incurred by Ball or any Subsidiary to the extent reimbursed in cash by a third party;

  (12)
  all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being "Non-Cash Restructuring Charges"); and

  (13)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

        "Consolidated Net Tangible Assets" means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is internally available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Secured Indebtedness" means, with respect to any specified Person as of any date, (a) the total amount of Indebtedness of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date that is secured by a Lien on the assets or property of such specified Person or upon shares of Capital Stock or Indebtedness of any of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, plus (b) the total amount of Capital Lease Obligations of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date, as determined on a consolidated basis in accordance with GAAP, plus (c) the total amount of Attributable Debt in respect of Sale and Leaseback Transactions of such Person and its Subsidiaries as of such date.

        "Consolidated Secured Leverage Ratio" means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness that is secured by a Lien on Principal Property of such Person or upon shares of stock or Indebtedness of any of its Subsidiaries (other than ordinary working capital borrowings) subsequent to the commencement of the period for which such Consolidated Cash Flow is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the "Calculation Date"), then the Consolidated Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Consolidated Secured Leverage Ratio:

  (1)
  acquisitions and dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and giving effect to the application of proceeds from any dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded,

provided that to the extent that clause (1) or (2) of this paragraph requires that pro forma effect be given to an acquisition, disposition or discontinued operations, as applicable, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of Ball (and may include, for the avoidance of doubt and without duplication, cost savings, synergies and operating expense resulting from such acquisition whether or not such cost savings, synergies or operating expense reductions would be allowed under Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Domestic Subsidiary" means any Subsidiary of Ball other than a Foreign Subsidiary.

        "Excluded Subsidiary" means such Subsidiaries of Ball as may from time to time be designated by Ball as "Excluded Subsidiaries" pursuant to an officers' certificate delivered to the trustee; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:

  (1)
  the aggregate of the net sales of all such Subsidiaries shall not exceed $35 million in any twelve-month period; and

  (2)
  the aggregate of the assets, including capitalization, of all such Subsidiaries as of any date shall not exceed $35 million.

        "Fitch" means Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.

        "Foreign Subsidiary" means any Subsidiary of Ball that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of the Tenth Supplemental Indenture.

        "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  each Domestic Subsidiary of Ball as of the date of the Tenth Supplemental Indenture that guarantees any other Indebtedness of Ball (other than Ball Capital Corp. II and the Excluded Subsidiaries); and

  (2)
  any other Subsidiary of Ball that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the net payment obligations of such Person under:

  (1)
  interest rate swap agreements (including from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person in respect of borrowed money, whether evidenced by credit agreements, bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any Principal Property of the specified Person or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  a.
  the fair market value (as determined in good faith by Ball) of such assets at the date of determination; and

  b.
  the amount of the Indebtedness of the other Person.

        For the avoidance of doubt, a letter of credit or analogous instrument will not constitute Indebtedness until it has been drawn upon.

        "Investment Grade" means (i) a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's), (ii) a rating of BBB–or better by S&P (or its equivalent under any successor rating categories of S&P), (iii) a rating of BBB–or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Ball.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service Inc., a subsidiary of Moody's Corporation, and its successors.

        "Net Income" means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

  (3)
  any one time noncash charges (including legal, accounting, debt issuance and debt retirement costs) resulting from this offering of the notes hereby, the application of the net proceeds therefrom and the payment of related fees and expense.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means any manufacturing plant or manufacturing facility owned by Ball or any of its Subsidiaries located within the continental United States that has a net book value in excess of 1.5% of the Consolidated Net Tangible Assets of Ball. For purposes of this definition, net book value will be measured at the time the relevant Lien is being created, at the time the relevant secured Indebtedness is incurred or at the time the relevant Sale and Leaseback Transaction is entered into, as applicable.

        "Rating Agency" means (1) each of Moody's, S&P and Fitch and (2) if any of Moody's, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Ball's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Ball as a replacement agency for Moody's, S&P, or Fitch or each of them, as the case may be.

        "Rating Date" means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by Ball to affect a Change of Control.

        "Ratings Event" means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies, provided that no such extension shall occur if on such 60th day the notes are rated Investment Grade by at least one of the Rating Agencies the rating is not under publicly announced consideration for a possible downgrade by such Rating Agency):

  a.
  if the notes are rated by any of the Rating Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by each of the Rating Agencies and each Rating Agency making the reduction publicly confirms or informs Ball in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred); or

  b.
  if the notes are rated below Investment Grade by each Rating Agency on the Rating Date, the rating of the notes shall remain rated below Investment Grade by each Rating Agency.

        "Restricted Subsidiary" means any Domestic Subsidiary (other than Ball Capital Corp. II or any other receivables securitization entity).

        "S&P" means S&P Global Ratings Inc., a division of S&P Global Inc. and its successors.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Tenth Supplemental Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (1) and related to such Person, or any combination thereof.

        For the avoidance of doubt, Rocky Mountain Metal Container LLC will not be deemed to be a Subsidiary of Ball for so long as Ball's ownership percentage of the Voting Stock (measured by voting power) of the applicable entity as of the date of the date of the Tenth Supplemental Indenture does not materially increase.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes to non-U.S. holders (as defined below) that acquire the notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("U.S. Treasury Regulations"), judicial decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), to persons that hold the notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or to persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons that hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

        This discussion is not intended to be tax advice. Holders should consult their tax advisors as to the particular U.S. federal income tax considerations to them of the ownership and disposition of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

        For purposes of this discussion, a "non-U.S. holder" means any beneficial owner of a note (as determined for U.S. federal income tax purposes), other than a partnership or other pass-through entity, that is not a "U.S. holder." A "U.S. holder" means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

Non-U.S. Holders

        Stated interest.    A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid or accrued on a note if: (i) the interest is not effectively connected with a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); and (ii) the non-U.S. holder satisfies the following requirements:

  (1)
  the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

  (2)
  the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

  (3)
  the non-U.S. holder certifies to its non-U.S. status and that no withholding is required pursuant to FATCA (discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

        Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, it may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

        If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

        Disposition.    A non-U.S. holder will generally not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange, redemption or other disposition of a note (excluding amounts allocable to accrued and unpaid interest, which will be subject to the rules discussed above), unless:

  (1)
  the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

  (2)
  in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

        If the first exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis at the regular graduated rates and, if it is a foreign corporation, it may also be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption or other disposition of the notes) exceed capital losses allocable to U.S. sources.

        Information Reporting and Backup Withholding.    Payments of interest generally will not be subject to backup withholding, provided the holder certifies its non-U.S. status as described above under "—Stated Interest." However, information returns are required to be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Withholding under the Foreign Account Tax Compliance Act.    Under certain Code provisions commonly referred to as "FATCA," withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payments in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, notes held by a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the IRS. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING

        Deutsche Bank Securities Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below at the public offering price less the underwriting discounts and commissions set forth for the notes on the cover page of this prospectus supplement:

Underwriter	Principal Amount of Notes
Deutsche Bank Securities Inc.	$165,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	105,000,000
Goldman Sachs & Co. LLC.	105,000,000
Rabo Securities USA, Inc.	56,250,000
Mizuho Securities USA LLC	56,250,000
SMBC Nikko Securities America, Inc.	37,500,000
UniCredit Capital Markets LLC	37,500,000
Santander Investment Securities Inc.	37,500,000
KeyBanc Capital Markets Inc.	30,000,000
BNP Paribas Securities Corp.	18,750,000
PNC Capital Markets LLC	18,750,000
Credit Agricole Securities (USA) Inc.	11,250,000
MUFG Securities Americas Inc.	11,250,000
The Williams Capital Group, L.P.	11,250,000
Citigroup Global Markets Inc.	11,250,000
Barclays Capital Inc.	11,250,000
TD Securities (USA) LLC	11,250,000
Wells Fargo Securities, LLC	7,500,000
BMO Capital Markets Corp.	7,500,000

Total	$750,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of this offering may be changed. The underwriters may offer and sell notes through certain of their affiliates. The expenses of the offering, not including the underwriting discount, are estimated at $2 million and are payable by us. We have also agreed to reimburse the underwriters for certain of their fees and expenses, including certain blue sky and FINRA-related expenses, which such fees and expenses will be approximately $25,000.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system.

        We cannot assure you that an active trading market for the notes will develop. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, an affiliate of Deutsche Bank Securities Inc. is the administrative agent and collateral agent under our Credit Agreement and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Rabo Securities USA, Inc. or their affiliates, are a lead arranger or bookrunner under the Credit Agreement. Affiliates of certain of the underwriters are lenders under the Credit Agreement, and certain of the underwriters or their affiliates may have other lending or credit arrangements with us. Since we intend to use a portion of the net proceeds from this offering of the notes, together with cash on hand, to repay outstanding borrowings under the term loan and revolving credit facilities under our Credit Agreement, the underwriters or their affiliates who are lenders under our Credit Agreement are expected to receive a portion of the net proceeds from this offering. In addition, an affiliate of Deutsche Bank Securities Inc. is the trustee under the indenture governing our 2020 notes, 2020 Euro notes and the 2023 Euro notes, and that will govern the notes offered hereby.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates have a lending relationship with us, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of sales to EEA retail investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive") and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000, as amended, "FSMA") received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

        No prospectus, disclosure document, offering material or advertisement in relation to the common shares has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of common shares within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus or any other prospectus, disclosure document, offering material or advertisement relating to the common shares in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

        The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Settlement

        We expect that delivery of the notes will be made against payment therefor on or about the third business day following the date of confirmation of orders with respect to the notes

(this settlement cycle being referred to as "T+3"). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof, by virtue of the fact that the notes initially will settle T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes before their delivery should consult their own advisor.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to Ball Corporation's Current Report on Form 8-K dated March 6, 2018 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Ball Corporation for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of Rexam PLC as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in Exhibit 99.1 of Ball Corporation's Current Report on Form 8-K dated June 22, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants of England and Wales. The current address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

LEGAL MATTERS

        Certain legal matters as to the validity of the notes are being passed upon by Charles E. Baker, Vice President, General Counsel and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters have been represented in connection with this offering by Latham & Watkins LLP, New York, New York.

PROSPECTUS

Ball Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants

        From time to time, we may offer debt securities, common stock, preferred stock or warrants. In addition, from time to time, selling shareholders may offer our common stock.

        We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We or selling shareholders may sell the securities to or through underwriters, and also to other purchasers or through agents, whether or not owned on the date hereof. The names of the underwriters will be stated in the prospectus supplements and other offering material. We or selling shareholders may also sell securities directly to investors.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "BLL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 6.

        None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is March 6, 2018

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ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings. In addition, selling shareholders may sell, from time to time, our common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or selling shareholders may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        Our principal offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131.

WHERE YOU CAN FIND MORE INFORMATION

        Ball Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ball Corporation's SEC filings are also available to you on the SEC's website at http://www.sec.gov.

        This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC and incorporated by reference herein or therein for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

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  Our Annual Report on Form 10-K, except for Item 8, for the fiscal year ended December 31, 2017.

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  Our Current Reports on Form 8-K filed with the SEC on June 22, 2016 (only with respect to Exhibit 99.1), February 20, 2018 and March 6, 2018.

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  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, on Form 8-A12B/A filed with the SEC on January 25, 2002 and on Form 8-A12B/A filed with the SEC on August 2, 2004.

        Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the documents incorporated by reference herein may contain, "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

        Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under "Risk Factors" in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to the following:

        in our packaging segments:

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  product demand fluctuations;

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  availability/cost of raw materials;

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  competitive packaging, pricing and substitution;

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  changes in climate and weather;

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  competitive activity;

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  failure to achieve synergies, productivity improvements or cost reductions;

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  mandatory deposit or other restrictive packaging laws;

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  customer and supplier consolidation, power and supply chain influence;

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  changes in major customer or supplier contracts or a loss of a major customer or supplier;

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  political instability and sanctions;

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  currency controls; and

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  changes in foreign exchange or tax rates, including due to the effects of the 2017 U.S. Tax Cuts and Jobs Act;

        in our aerospace segment:

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  funding, authorization, availability and returns of government and commercial contracts; and

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  delays, extensions and technical uncertainties affecting segment contracts;

        in the company as a whole, those listed above plus:

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  changes in senior management;

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  regulatory action or issues including tax, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

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  technological developments and innovations;

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  litigation;

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  strikes;

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  labor cost changes;

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  rates of return on assets of the company's defined benefit retirement plans;

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  pension changes;

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  uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit;

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  reduced cash flow;

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  ability to achieve cost-out initiatives and synergies;

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  interest rates affecting our debt;

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  successful or unsuccessful acquisitions and divestitures, including with respect to the Rexam PLC acquisition and its integration, or the associated divestiture; and

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  the effect of the acquisition or the divestitures on our business relationships, operating results and business generally.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 BALL CORPORATION

        We are one of the world's leading suppliers of metal packaging to the beverage, food, personal care and household products industries. Our packaging products are produced for a variety of end uses and are manufactured in facilities around the world. We also provide aerospace and other technologies and services to governmental and commercial customers within our aerospace segment.

        Ball Corporation was organized in 1880 and incorporated in the State of Indiana in 1922. Ball Corporation's principal executive offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510, and its telephone number is (303) 469-3131.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.

        We will not receive any proceeds from any resale of our common stock by selling shareholders under this prospectus or any prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated November 27, 2015, between us and Deutsche Bank Trust Company Americas, as trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement (including which indenture such securities will be governed by) and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

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  title and aggregate principal amount;

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  whether such securities will be senior or subordinated;

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  applicable subordination provisions, if any;

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  whether such securities will be entitled to the benefits of the guarantees or any other form of guarantee;

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  conversion or exchange into other securities;

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  whether such securities will be secured or unsecured, and if secured, what the collateral will consist of;

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  percentage or percentages of principal amount at which such securities will be issued;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  redemption (including upon a "change of control") or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such securities will be issued;

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  whether such securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  conversion or exchange features;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of such securities can select the payment currency;

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  securities exchange(s) on which such securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for such securities;

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  extent to which a secondary market for such securities is expected to develop;

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  additions to or changes in the events of default with respect to such securities and any change in the right of the applicable trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the applicable indenture;

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  provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture; and

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  additional terms not inconsistent with the provisions of the applicable indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the applicable trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the applicable trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

        Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of certain material terms of our amended articles of incorporation, bylaws and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.

General

        Our authorized capital structure consists of:

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  1,100,000,000 shares of common stock, without par value: and

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  15,000,000 shares of preferred stock, without par value

        As of February 20, 2018, there were 350,442,053 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

  Voting

        The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

  Dividends

        Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.

  Liquidation Rights

        In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.

  Other matters

        Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

        When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

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  the title or designation of the series;

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  the number of shares to be included in the series;

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  whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

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  the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

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  the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

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  whether the preferred stock being offered will be listed on any securities exchange;

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  if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

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  the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

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  any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or bylaws then in effect.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Certain Anti-Takeover Matters

        Certain provisions of our amended articles of incorporation and bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

  Classified Board of Directors

        The Indiana Business Corporation Law was amended effective July 1, 2009, to require every corporation that has a class of voting shares registered with the SEC under Section 12 of the Exchange Act to maintain a classified board structure whereby its directors are elected for staggered terms in office. Corporations that were publicly-held at the time the classified board mandate became effective had until July 31, 2009, to amend their bylaws to elect not to be subject to this requirement. We did not amend our bylaws within the prescribed time and, accordingly, we are required to maintain our current classified board structure. Our amended articles of incorporation and bylaws provide for a board of directors, currently consisting of thirteen members which is divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors.

        The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.

  Removal of Directors Only for Cause; Filling Vacancies

        Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

  Advance Notice Requirements

        Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

  Special Meetings of Shareholders

        Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.

  Restrictions on Certain Related Party Business Combination Transactions

        In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:

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  any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of Ball Corporation or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

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  any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of Ball Corporation or any of our subsidiaries to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

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  the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

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  any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

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  any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

        A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.

        The supermajority voting requirement does not apply, however, if:

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  the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

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  specified price, form of consideration and procedural requirements have been met.

  Amendment of Articles and Bylaws

        Our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors to alter, amend, repeal or adopt any provision inconsistent with certain provisions of our amended articles of incorporation, including those described above. Our bylaws may be altered, added to, amended or repealed only by our board of directors. Shareholders do not have this authority.

  Indiana Business Combinations Statute

        We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.

        Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.

        In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock. Such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

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  the title or designation of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

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  the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

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  the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

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  if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of such warrant will be payable;

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  if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if necessary, a discussion of certain federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND
PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. No shares of our Preferred Stock were outstanding during such periods. Accordingly, the ratio of earnings to combined fixed charges and preference dividends is not separately stated from the ratio of earnings to fixed charges.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges(1)	2.6x	1.3x	2.2x	3.9x	3.4x

(1)
The ratio of earnings to fixed charges is calculated by dividing earnings, as defined below, by fixed charges, as defined below. For this purpose, "earnings" consist of earnings before taxes (a) plus amortization of capitalized interest, distributed income of equity investees and fixed charges (b) less interest capitalized, and "fixed charges" consist of interest expensed and capitalized as well as estimated interest expense within rent. Interest for unrecognized tax benefits related to uncertain tax positions has not been included in the calculations.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and Charles E. Baker, Vice President, General Counsel and Corporate Secretary of Ball Corporation, will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to Ball Corporation's Current Report on Form 8-K dated March 6, 2018 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Ball Corporation for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of Rexam PLC as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in Exhibit 99.1 of Ball Corporation's Current Report on Form 8-K dated June 22, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants of England and Wales. The current address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

$750,000,000

Ball Corporation

4.875% Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities
BofA Merrill Lynch
Goldman Sachs & Co. LLC
Rabo Securities
Mizuho Securities
SMBC Nikko
UniCredit Capital Markets
Santander
KeyBanc Capital Markets
BNP PARIBAS
PNC Capital Markets LLC
Credit Agricole CIB
MUFG
The Williams Capital Group, L.P.
Citigroup
Barclays
TD Securities
Wells Fargo Securities
BMO Capital Markets

March 6, 2018